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                                                                    Exhibit 21


                           SUBSIDIARIES OF ALLEGHANY


     Chicago Title and Trust Company (Illinois)
          Chicago Title Insurance Company (Missouri)
               Alexander Title Agency, Inc. (Virginia)
               CATCO, Inc. (Oklahoma - 50%)
               Chicago Title Company (California)
                    Tri-Safe, Inc. (California - 25%)
               Chicago Title Company of Alameda County
                   (California - 80%)
               Chicago Title Insurance Company of Puerto Rico
                   (Puerto Rico - 99.2%)
               Chicago Trust Company (Arizona)
               Creative Land Services, Inc. (Minnesota)
               Johnson County Title Company (Kansas)
               Liberty Title Company (Minnesota)
               Liberty Escrow Services Company (Minnesota)
               McHenry County Title Company (Illinois)
               Meade Title Agency, Inc. (Ohio)
               Service Title of Virginia, Inc. (Virginia - 30%) White River Abstract & Title Co., Inc. (Indiana) Joint Title Plants and Associations
                    CTP, Inc. (Florida - 16%)
                    Dallas Seven Index, Inc. (Texas - 14%)
                    SKLD, Inc. (Colorado - 12.91%)
                    Take-Off, Inc. (Colorado - 14%)
                    Title Data, Inc. (Texas - 6.25%)
               Spring Services Corporation (California)
                    Spring Services Texas, Inc. (Texas)
               TPO, Inc. (Oklahoma)
          Heritage American Insurance Services, Inc. (California) Chicago Deferred Exchange Corporation (Illinois) Chicago Title and Trust Company Foundation (Illinois)1 Title Accounting Services Corporation (Illinois)
          Iowa Land Services Corporation (Iowa)
          Lake County Investment Corporation (Indiana)
               The Lake County Trust Company (Indiana)
          Chicago Technology Services Corp. (Illinois)
          Ticor Financial Company (California)
          Chicago Title Agency of Central Ohio (Ohio)
          Title and Trust Company (Idaho)

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*  A charitable foundation in which CT&T possesses no
   ownership interest.



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           The Title Guarantee Company (Maryland)
           Maryland Escrow, Inc. (Maryland)
           Security Union Title Insurance Company (California)
                Charter Title Company (California)
                Land Escrow and Safe Deposit Company (California) Land Title of Pierce County (Washington)
                Los Angeles Escrow Company (California)
                Merchants Title Company (California)
                Northwest Equities, Inc. (Texas)
                     Guardian Title Company of Houston (Texas)
                RJW Development Company (New Jersey)
                Chicago Title Insurance Company of Oregon (Oregon) Real Estate Exchange, Inc. (Oregon)
                Security Trust Company (California)
                Southern California Escrow Company (California) Title-Tax, Inc. (California)
           Ticor Title Insurance Company (California)
                Altico, Inc. (Alaska)
                Ticor Home Warranty Company (California)
                Ticor Title Guarantee Company (New York)
 Alleghany Financial Inc. (Delaware)
      Sacramento Properties Holdings, Inc. (California)
      Sacramento Savings Bank (California)
           SSB Financial Services (California)
      Central Valley Security Company (California)
      Superior California Insurance Agency (California)
Alleghany Funding Corporation (Delaware)
Mineral Holdings Inc. (Delaware - 93.8%)
     World Minerals Inc. (Delaware)
          Celite Corporation (Delaware)
                Celite Europe Corporation (Delaware)
                      Celite France S.A. (France)
                Celite Italiana S.r.L. (Italy)
                Celite Hispanica, S.A. (Spain)
                Celite (U.K.) Limited (United Kingdom)
                Celite Mexico, Inc. (New York)
                Celite Canada, Inc. (Canada)
                Celite Island, h.f. (Iceland)
                Kisilidjan, h.f. (Iceland - 48.56%)
                Celite Mexico S.A. de C.V. (Mexico)
                     Almeria Comercial, S.A. de C.V. (Mexico)
                     Diatomita San Nicolas, S.A. de C.V. (Mexico)
                Celite Pacific Limited (Hong Kong)
           Harborlite Corporation (Delaware)
                Perlite, Inc. (Delaware)
                Harborlite (U.K.) Limited (United Kingdom)
                Harborlite France (France)




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          Bibb Steel and Supply Company (Delaware)
          MSL Property Holdings, Inc. (Delaware)
          MSL Capital Recovery Corp. (Delaware)
                J & E Corporation (Tennessee)
                Allied Structural Steel Corporation (Tennessee)
          URC Holdings Corp. (Delaware - 94.6%)
               Underwriters Reinsurance Company (New Hampshire)
                    Commercial Underwriters Insurance Company (California)
               URC Risk Managers, Inc. (Delaware)








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